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                                                                   Exhibit 10.10

                                                                  EXECUTION COPY

                                 FIRST AMENDMENT

                  FIRST AMENDMENT, dated as of February 24, 2000 (this "AMENDMENT"), to (a) the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 26, 1999 (as the same may be further amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the "BORROWER"), COMMUNITY HEALTH SYSTEMS HOLDINGS CORP., a Delaware corporation ("HOLDCO"), the several lenders from time to time parties thereto (the LENDERS"), THE CHASE MANHATTAN BANK, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT") and NATIONSBANK, N.A. and THE BANK OF NOVA SCOTIA, as the co-agents for the Lenders (collectively, the "CO-AGENTS") and (b) the HOLDCO GUARANTEE, dated as of July 22, 1996 (as the same may be further amended, supplemented or otherwise modified from time to time, the "HOLDCO GUARANTEE"), among HoldCo and the Administrative Agent.

                              W I T N E S S E T H:

                  WHEREAS, the Borrower, HoldCo, the Administrative Agent, the Co-Agents and the Lenders are parties to the Credit Agreement;

                  WHEREAS, HoldCo and the Administrative Agent are parties to the HoldCo Guarantee;

                  WHEREAS, the Borrower and HoldCo, respectively, have requested that the Administrative Agent and the Required Lenders agree to amend certain provisions of the Credit Agreement and HoldCo Guarantee; and

                  WHEREAS, the Administrative Agent and the Lenders parties hereto are willing to agree to the requested amendments, but only upon the terms and conditions set forth herein;

                  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto agree as follows:

                  SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT.

                  1.1 DEFINED TERMS. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein.


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                  1.2 AMENDMENTS TO SUBSECTION 1.1. (a) Subsection 1.1 of the
Credit Agreement is hereby amended by deleting the definition "Asset Sale" therein in its entirety and substituting, in lieu thereof, the following:

                  "Asset Sale": any sale, sale-leaseback, assignment, conveyance, transfer or other disposition by the Company or any Subsidiary thereof of any of its property or assets, including the stock of any Subsidiary of the Company (except sales, sale-leasebacks, assignments, conveyances, transfers and other dispositions occurring on or after the First Amendment Effective Date permitted by clauses (a), (b), (c),
                  (d) and (h) of subsection 13.6 and by subsection 13.13 only to the extent of the first $30,000,000 thereunder).

                  (b) Subsection 1.1 of the Credit Agreement is hereby amended by adding the following definition "Compliance Settlement Payment" to such subsection:

                  "COMPLIANCE SETTLEMENT PAYMENT": a payment to be made by the Company on or prior to March 31, 2000 in an amount not to exceed $35,000,000 pursuant to a settlement agreement with the United States Government requiring the Company to repay previously-claimed DRG's, in exchange for a release of future operating claims, and to pay related fees and expenses.

                  (c) Subsection 1.1 of the Credit Agreement is hereby amended by adding the following "Defined IPO" to such subsection:

                  "DEFINED IPO": an IPO for the issuance of shares of HoldCo's common stock representing up to approximately 25% of the enterprise value of HoldCo and the Borrower and its Subsidiaries.

                  (d) Subsection 1.1 of the Credit Agreement is hereby amended by adding the following definition "First Amendment Effective Date" to such subsection:

                  "FIRST AMENDMENT EFFECTIVE DATE": the date of effectiveness of certain amendments in the First Amendment to this Agreement, as provided by subsection 3.3(b) of the First Amendment.

                  (e) Subsection 1.1 of the Credit Agreement is hereby amended by adding the following definition "IPO" to such subsection:

                  "IPO": the issuance by HoldCo in an initial registered public offering of shares of its common stock.

                  1.3 AMENDMENT TO SUBSECTION 7.1. Subsection 7.1 of the Credit Agreement is hereby amended by adding paragraph (c) thereto as follows:



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                  (c) (i) From time to time the Company may, with the consent of the Administrative Agent and one or more of the Lenders, increase the aggregate Acquisition Loan Commitments of all Lenders to an amount of not more than $400,000,000. Any such increase in the Acquisition Loan Commitment of any Lender shall be evidenced by the execution and delivery by the Company, the Administrative Agent and such Lender of a commitment increase supplement, and shall be effective as of the date specified for effectiveness in such commitment increase supplement. Upon such effectiveness, such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Acquisition Loan Commitment as so increased, and Schedule 1 shall be deemed to be amended to so increase the Acquisition Loan Commitment of such Lender.

                             (ii) If, on the date upon which the Acquisition
                  Loan Commitment of any Lender is increased pursuant to subsection 7.l(c)(i), there is an unpaid principal amount of Acquisition Loans, the Company shall prepay such outstanding Acquisition Loans and immediately thereafter reborrow under the Acquisition Loan Commitments then in effect an amount equal to the amount of Acquisition Loans so prepaid or such other amount as such Company deems appropriate in order to make the Acquisition Loans of the Lenders ratable in accordance with their respective Acquisition Loan Commitments (it being understood that such prepayment and reborrowing shall not require compliance with subsection 8.5).

                             (iii) Notwithstanding anything to the contrary in
                  this subsection 7.1(c), (1) in no event shall any transaction effected pursuant to this subsection 7.1(c) cause the aggregate Acquisition Loan Commitments to exceed $400,000,000 and (2) no Lender shall have any obligation to increase its Acquisition Loan Commitment unless it agrees to do so in its sole discretion. Each commitment increase supplement shall be deemed to be a supplement to this Agreement.

                  1.4 AMENDMENT TO SUBSECTION 7.3. Subsection 7.3 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting, in lieu thereof, the following:

                             7.3 PROCEEDS OF ACQUISITION LOANS. The Company
                  acknowledges and confirms its agreement to use the proceeds of any Acquisition Loans solely (a) for purposes of financing Permitted Acquisitions and Permitted Joint Ventures, including to finance the purchase price thereof, to refinance any Indebtedness assumed or being repaid or repurchased in connection therewith, including the upfront payment and any buy-out or termination payments associated with any lease by the Company or a Subsidiary of a



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                  Hospital, or any investment in working capital following a
                  Permitted Acquisition or Permitted Joint Venture, and to pay related fees and expenses or (b) to make the Compliance Settlement Payment.

                  1.5 AMENDMENT TO SUBSECTION 11.2. Subsection 11.2 of the Credit Agreement is hereby amended by deleting the first paragraph of such subsection in its entirety and substituting, in lieu thereof, the following:

                             11.2 CONDITIONS TO ACQUISITION LOANS. The
                  obligation of each Lender with an Acquisition Loan Commitment to make any Acquisition Loan (other than an Acquisition Loan the proceeds of which are used to make the Compliance Settlement Payment as contemplated by subsection 7.3) on any Borrowing Date (other than the Original Closing Date) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

                  1.6 AMENDMENT TO SUBSECTION 13.2. Subsection 13.2 of the Credit Agreement is hereby amended by deleting paragraph (k) of such subsection in its entirety and substituting, in lieu thereof, the following:

                  (k) Indebtedness of the Company or any of its Subsidiaries assumed or issued in connection with a Permitted Acquisition (or, in the case of any Permitted Acquisition involving the purchase of capital stock or other equity interests in any Person, Indebtedness of such Person remaining outstanding after such Permitted Acquisition) and any extension or renewal thereof, PROVIDED that the aggregate principal amount of such Indebtedness incurred on or after the First Amendment Effective Date, together with the aggregate amount of net investments made in Permitted Acquisitions pursuant to subsection 13.7(1) (and calculated as at such date as provided herein), shall not exceed $500,000,000.

                  1.7 AMENDMENT TO SUBSECTION 13.7. Subsection 13.7 of the Credit Agreement is hereby amended by deleting paragraph (l) in its entirety and substituting, in lieu thereof, the following:

                  (l) the Company and its Subsidiaries may make Permitted Acquisitions and may make loans or advances to, or acquisitions or investments in, other Persons in connection with or pursuant to the terms of Permitted Acquisitions, PROVIDED that the consideration paid by the Company or any of its Subsidiaries in all such transactions on or after the First Amendment Effective Date (net, in the case of loans, advances, investments and other transfers of any repayments or return of capital in respect thereof actually received in cash by the Company or its Subsidiaries (net of applicable taxes)



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                  on or after the First Amendment Effective Date and excluding consideration delivered by the Company or its Subsidiaries in any Asset Exchange permitted under Section 13.6(h)) does not exceed in the aggregate, when added to thc principal amount of Indebtedness incurred on or after the First Amendment Effective Date and outstanding as permitted pursuant to subsection 13.2(1), $500,000,000;

                  1.8 AMENDMENT TO SUBSECTION 13.8. Subsection 13.8 of the Credit Agreement is amended by deleting such subsection in its entirety and substituting, in lieu thereof, the following:

                             13.8 CAPITAL EXPENDITURES. Make or commit to make
                  Capital Expenditures in any fiscal year exceeding (i) $75,000,000 during fiscal year 2000 of the Company, (ii) $85,000,000 during fiscal year 2001 of the Company and (iii) $100,000,000 during each of the fiscal years of the Company from and including 2002 to and including 2005, PROVIDED that, in addition to the foregoing, the Company and its Subsidiaries may during any fiscal year make additional Capital Expenditures in an aggregate amount not to exceed 4% of the revenues generated during the immediately preceding fiscal year by any business or assets acquired after the Closing Date pursuant to any Permitted Acquisition. Up to $3,000,000 of Capital Expenditures permitted to be made during a fiscal year pursuant to the terms hereof, if not expended in the year for which it is permitted, may be carried over for expenditure in the next following year and any amounts so carried over shall be deemed to be the last amounts expended in such following year.

                  1.9 AMENDMENT TO SUBSECTION 13.9. Subsection 13.9 of the Credit Agreement is hereby amended by deleting paragraph (b) of such subsection in its entirety and substituting, in lieu thereof, the following:

                  (b) the Company may pay dividends to HoldCo in an amount equal to the amount required for HoldCo to pay franchise taxes, fees and expenses necessary to maintain its status as a corporation and to conduct its activities as permitted under Section 10 of the HoldCo Guarantee.

                  1.10 AMENDMENT TO SUBSECTION 13.12. Subsection 13.12 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting, in lieu thereof, the following:

                             13.12 SUBORDINATED NOTE: SUBORDINATED HOLDCO
                  DEBENTURES. (a)(i) Make any payment in violation of any of the subordination provisions of the Subordinated Note; or (ii) waive or otherwise relinquish any of its



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                  rights or causes of action arising under or arising out of the terms of the Subordinated Note or consent to any amendment, modification or supplement to the terms of the Subordinated
                  Note in each case under this clause (ii) in any material respect or in any respect adverse to the Lenders, except (x) with the consent of the Required Lenders and (y) HoldCo may contribute all or any portion of the principal amount of the Subordinated Note to the capital of the Company; PROVIDED that promptly following any contribution of all or any portion of the principal amount of the Subordinated Note, all or such portion, as the case may be, of the Subordinated Note is canceled; or (iii) make any optional payment or prepayment on or redeem or otherwise acquire, purchase or defease the Subordinated Note; PROVIDED that the Company may optionally prepay, redeem or acquire the Subordinated Note with the proceeds of issuances in registered public offerings of shares of common stock of HoldCo, so long as (x) the aggregate amount of such proceeds used to make all such prepayments, redemptions and acquisitions shall not at any time exceed the sum of (l) 100% of the portion of the proceeds of the Defined IPO in excess of $300,000,000 (but not more than $150,000,000) and (2) 100% of the proceeds of all such issuances subsequent to the Defined IPO and (y) after giving effect to any such prepayment, redemption or acquisition (other than any such prepayment, redemption or acquisition with the proceeds of the Defined IPO), the ratio on a PRO FORMA basis (giving effect to such prepayment, redemption or acquisition) of Consolidated Total Indebtedness as at the end of the most recently completed fiscal quarter for which financial statements are available to Annualized Consolidated EBITDA for the period then ended shall not be greater than 4.00 to 1.

                  (b)(i) Make any payment in violation of any of the subordination provisions of the Subordinated HoldCo Debentures; or waive or otherwise relinquish any of its rights or causes of action arising under or arising out of the terms of the Subordinated HoldCo Debentures or consent to any amendment, modification or supplement to the terms of the Subordinated HoldCo Debentures except with the consent of the Required Lenders; or make any optional payment or prepayment on or redeem or otherwise acquire, purchase or defease the Subordinated HoldCo Debentures; PROVIDED that HoldCo may optionally prepay, redeem or acquire the Subordinated HoldCo Debentures with the proceeds of any and all prepayments, redemptions and acquisitions of the Subordinated Note by the Company pursuant to clause (a)(iii) above.



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                  SECTION II. AMENDMENTS TO THE HOLDCO GUARANTEE.

                  2.1 Unless otherwise defined herein, capitalized terms which are defined in the HoldCo Guarantee are used herein as defined therein.

                  2.2 AMENDMENTS TO SECTION 10. Section 10 of the HoldCo Guarantee is hereby amended by deleting such section in its entirety and substituting, in lieu thereof, the following:

                  10. COVENANT. The Guarantor agrees that it will not engage in or conduct, transact or otherwise engage in any business or operations, or incur, create, assume or suffer to exist any Indebtedness, Contingent Obligations or other liabilities or obligations or Liens, or own, lease, manage or otherwise operate any properties or assets, other than (i) incident to the ownership of the capital stock of the Company and the Subordinated Note, (ii) as permitted by the Credit Agreement,
                  (iii) incident to the ownership of capital stock or other equity interests in any Person to the extent (x) the acquisition thereof by the Company would constitute a Permitted Acquisition and (y) such capital stock or equity interests are contributed to the Company promptly following the Guarantor's acquisition thereof, (iv) the making of the Subordinated Loan and the issuance of the Subordinated HoldCo Debentures and (v) to the extent necessary to effect, or permit the Guarantor to effect, the IPO and other transactions customarily incident thereto.

                  SECTION III.  MISCELLANEOUS.

                  3.1 AGREEMENT TO MAKE PREPAYMENTS. The Borrower agrees, promptly following the consummation of an IPO, to apply (1) 100% of the first $300,000,000 of the proceeds (net of expenses and underwriting commissions) of such IPO and (2) 100% of the portion of the proceeds of such IPO in excess of $450,000,000, if any, to prepay, FIRST, Acquisition Loans and Revolving Credit Loans and, SECOND, Term Loans then outstanding, in accordance with the provisions of subsection 8.5 of the Credit Agreement. A failure by the Borrower to comply with this subsection 3.1 shall constitute an Event of Default under subsection 14(a) of the Credit Agreement.

                  3.2 REPRESENTATIONS AND WARRANTIES. On and as of the date hereof and after giving effect to this Amendment, the Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Section 10 of the Credit Agreement MUTATIS MUTANDIS, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date, PROVIDED that the references to



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the Credit Agreement in such representations and warranties shall be deemed to refer to the Credit Agreement as amended pursuant to this Amendment.

                  3.3 CONDITIONS TO EFFECTIVENESS. (a) The amendments described in subsections 1.2(b)-(e), 1.4 and 1.5 of this Amendment shall become effective as of the date hereof upon the conditions that (i) receipt by the Administrative Agent of counterparts of this Amendment duly executed and delivered by each of the Borrower, the Administrative Agent and the Required Lenders and (ii) receipt by the Administrative Agent, for the account of each Lender which executes and delivers this Amendment on or prior to February 24, 2000, an amendment fee for such Lender.

                  (b) All amendments described in subsections 1.2(a), 1.3, 1.6, 1.7, 1.8, 1.9,1.10 and 2.2 of this Amendment shall become effective upon (i) the satisfaction of the conditions described in paragraph (a) above and (ii) the consummation of the Defined IPO.

                  3.4 CONTINUING EFFECT; NO OTHER AMENDMENTS. Except as expressly set forth in this Amendment, all of the terms and provisions of die Credit Agreement are and shall remain in full force and effect and the Borrower shall continue to be bound by all of such terms and provisions. The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute an amendment of, or an indication of the Administrative Agent's or the Lenders' willingness to amend or waive, any other provisions of the Credit Agreement or the same subsections for any other date or purpose.

                  3.5 EXPENSES. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable costs and expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

                  3.6 COUNTERPARTS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by the parties hereto shall be delivered to the Borrower and the Administrative Agent.

                  3.7 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                     COMMUNITY HEALTH SYSTEMS, INC.

                                     BY:
                                        ------------------------------------
                                         Name:
                                         Title:

                                     COMMUNITY HEALTH SYSTEMS HOLDINGS CORP.

                                     BY:
                                        ------------------------------------
                                         Name:
                                         Title:


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